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                                                                EXHIBIT 99(a)(3)

                                 STELLENT, INC.

                              LETTER OF TRANSMITTAL
                            (ELECTION TO PARTICIPATE)

PARTICIPATION INSTRUCTIONS:

1. COMPLETE THIS FORM, SIGN IT, AND RETURN IT TO NICOLE MANDERSCHEID OF THE HUMAN RESOURCES DEPARTMENT OF STELLENT, INC. EITHER BY HAND DELIVERY OR BY FAX AT (952) 942-6697. YOU ALSO CAN MAIL IT TO STELLENT, INC., 7777 GOLDEN TRIANGLE DRIVE, EDEN PRAIRIE, MINNESOTA, 55344, ATTENTION: NICOLE MANDERSCHEID. THIS FORM MUST BE RECEIVED BY OUR HUMAN RESOURCES DEPARTMENT BEFORE 11:00 P.M., CENTRAL TIME, ON DECEMBER 31, 2002.

2. ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM THE HUMAN RESOURCES DEPARTMENT OF STELLENT, INC. PLEASE NOTE THAT EMPLOYEES WHO RETURN FORMS IMMEDIATELY PRIOR TO DECEMBER 31, 2002 MAY NOT RECEIVE TIMELY CONFIRMATION PRIOR TO SUCH DATE.



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Stellent, Inc.
7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344

         I have received the Offer to Exchange Certain Outstanding Options of Stellent, Inc. (the "Company" or "Stellent") dated December 3, 2002, sent to certain employees holding options to purchase Common Stock of the Company granted under its (a) 1994-1997 Stock Option and Compensation Plan, (b) 1999 Employee Stock Option Plan, (c) 2000 Employee Stock Incentive Plan, as amended and restated, or (d) 2000 Stock Incentive Plan. Capitalized terms used herein but not defined have the same definitions as in the Offer to Exchange.

         Pursuant to the terms of the Offer to Exchange, I elect to have one or more Eligible Options held by me, as specified below, cancelled in exchange for a right to receive Replacement Options, as that term is defined in the Offer to Exchange, in accordance with the terms of that offer. I hereby agree that, unless I revoke my election before 11:00 p.m., Central Time on December 31, 2002 (or a later expiration date if Stellent extends the offer), my election will be irrevocable. I UNDERSTAND THAT IF I CANCEL ANY ELIGIBLE OPTIONS, I ALSO MUST CANCEL ALL OPTIONS GRANTED TO ME ON OR AFTER JUNE 2, 2002 (THE "ANCILLARY OPTIONS"), REGARDLESS OF THE EXERCISE PRICE OF SUCH OPTIONS. If this Letter of Transmittal (Election to Participate) is accepted by Stellent, the Eligible Options that I surrender and all Ancillary Options will be cancelled in their entirety on December 31, 2002 (or a later date if Stellent extends the offer). In return for the cancellation of Eligible Options and Ancillary Options, I will be granted new options no earlier than the date that is six months and one day following the date the Company cancels the Eligible Options accepted for exchange and the Ancillary Options, provided that I am still employed by the Company on that date.

         I HEREBY ELECT TO CANCEL, upon the terms and conditions stated in the Offer to Exchange, the following Eligible Option(s):



                                                                                          NUMBER OF SHARES
                                               EXERCISE PRICE                           CURRENTLY SUBJECT TO
   OPTION GRANT DATE                              OF OPTION                                    OPTION
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
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


         Additionally, pursuant to the terms and subject to the conditions of the Offer to Exchange and this Letter of Transmittal (Election to Participate), I hereby elect to exchange and cancel all options granted to me on or after June 2, 2002 (even if I did not list those options in the table above). I acknowledge that this election is entirely voluntary. I also acknowledge that I will be unable to revoke this Letter of Transmittal (Election to Participate) after 11:00 p.m., Central Time on December 31, 2002.

         I agree to deliver to Stellent the original stock option grant form(s) for such options, upon request. I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Options or the Ancillary Options after the date of this election (unless I revoke this election), and that such options will be cancelled as of December 31, 2002 (or a later expiration date if Stellent extends the Offer to Exchange).

         I UNDERSTAND THAT THE EXERCISE PRICE OF MY REPLACEMENT OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF MY CANCELLED OPTIONS RESULTING IN A LOSS OF SOME OR ALL OF THE BENEFITS OF EXCHANGING MY OPTIONS.

         I UNDERSTAND THAT MY EMPLOYMENT WITH STELLENT IS ON AN AT-WILL BASIS AND THAT NOTHING IN THE OFFER TO EXCHANGE OR OPTION EXCHANGE PROGRAM MODIFIES OR CHANGES THAT, AND THAT IF MY EMPLOYMENT WITH STELLENT OR ONE OF ITS SUBSIDIARIES



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IS TERMINATED BY ME OR STELLENT VOLUNTARILY, INVOLUNTARILY, OR FOR ANY REASON OR
NO REASON, BEFORE MY NEW OPTIONS ARE GRANTED, I WILL NOT HAVE A RIGHT TO ANY STOCK OPTIONS THAT WERE PREVIOUSLY CANCELED, AND I WILL NOT HAVE A RIGHT TO THE GRANT THAT I WOULD HAVE BEEN ELIGIBLE TO RECEIVE ON THE REPLACEMENT GRANT DATE.
I FURTHER UNDERSTAND THAT IN THE EVENT OF A CORPORATE TRANSACTION (SUCH AS A MERGER OR REORGANIZATION) OF STELLENT OCCURRING BEFORE THE REPLACEMENT GRANT DATE, IT IS POSSIBLE THAT I WILL NOT RECEIVE REPLACEMENT OPTIONS, SECURITIES OF THE SURVIVING CORPORATION OR ANY OTHER CONSIDERATION IN EXCHANGE FOR MY CANCELED OPTIONS.

         I further understand that I will not be eligible to receive any other stock options until at least six months and one day following the date the Company cancels the Eligible Options accepted for exchange and the Ancillary Options.

         I recognize that, under certain circumstances stated in the Offer to Exchange, the Company may terminate or amend the Option Exchange Program and postpone its acceptance and cancellations of any options elected for exchange. In such event, I understand that the options delivered with this Letter of Transmittal (Election to Participate) but not accepted for exchange will be returned to me.

         Finally, I agree that Stellent may confirm its receipt and acceptance of this Letter of Transmittal (Election to Participate) by sending notice to my regular Stellent e-mail address.



                                      ------------------------------------------
                                      Optionee Signature

                                      Name:
                                           -------------------------------------
                                           (Please print)



Date:
     -----------------------------